SCHEDULE 14C INFORMATION
  INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                           OF 1934 (AMENDMENT NO.   )


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[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2))
[ ]  Definitive Information Statement

                        GARTMORE VARIABLE INSURANCE TRUST
                  (FORMERLY, NATIONWIDE SEPARATE ACCOUNT TRUST)
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                        GARTMORE VARIABLE INSURANCE TRUST
                                 1200 River Road
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

July  __,  2002


Dear  Comstock  GVIT  Value  Fund  Shareholders:

The enclosed information statement details a recent subadviser change for the Comstock GVIT Value Fund (formerly, Federated GVIT Equity Income Fund) (the "Fund"), a series of Gartmore Variable Insurance Trust (formerly, Nationwide Separate Account Trust) (the "Trust"). Specifically, the Trust's Board of Trustees has selected Van Kampen Asset Management Inc. ("VKAM") to manage the Fund, replacing Federated Investment Counseling ("Federated"). The change was effective May 1, 2002. The Trust has an exemptive order from the U.S. Securities and Exchange Commission that allows this change to be made without shareholder approval. The exemptive order instead requires that this information statement be sent to you.

The Board replaced Federated upon the recommendation of Gartmore Mutual Fund Capital Trust, the Fund's investment adviser (the "Adviser"). This recommendation was based on several factors, including:

     - The Fund's under-performance since its inception compared to its benchmark index and to its peer group of mutual funds.

     - The modification of the Fund's investment focus towards more of a "value" style of investing.

     - VKAM's experience and success in managing other funds and accounts with a similar value orientation.

Please read the enclosed document for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,



Kevin S. Crossett
Secretary, Gartmore Variable Insurance Trust

                            COMSTOCK GVIT VALUE FUND

                  A Series of Gartmore Variable Insurance Trust
                                 1200 River Road
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees of Gartmore Variable Insurance Trust (formerly Nationwide Separate Account Trust) (the "Board of Trustees") is furnishing this Information Statement to all owners of variable annuity contracts or variable life insurance policies ("Contract Owners") issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company (collectively, "Nationwide") who are entitled to give voting instructions to Nationwide and its affiliates as the sole shareholders of the Comstock GVIT Value Fund (formerly, Federated GVIT Equity Income Fund) (the "Fund"), a series of Gartmore Variable Insurance Trust (the "Trust"). This Information Statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order the Trust received from the U.S. Securities and Exchange Commission (the "Exemptive Order"). The Exemptive Order permits the Fund's investment adviser to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees, but without obtaining shareholder approval, provided, among other things, the Fund sends its shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing a new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

          This Information Statement will be mailed to Contract Owners on or about July __, 2002.

INTRODUCTION

The Fund is one investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with Gartmore Mutual Fund Capital Trust (the "Adviser"). Pursuant to the Investment Advisory Agreement, the Adviser selects one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board of Trustees. The Adviser selects subadviser(s) it believes will provide the Fund with high quality investment services consistent with the Fund's investment objectives. The Adviser is responsible for the overall monitoring of the Fund's subadviser(s).

Each subadviser to the Fund is independent of the Adviser and discharges its responsibilities subject to the oversight and supervision of the Adviser. The subadvisers are paid by the Adviser from the fees the Adviser receives from the Fund. In accordance with procedures adopted by the Board of Trustees, a subadviser to the Fund may effect portfolio transactions through an affiliated broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the change in subadvisers for the Fund, from Federated Investment Counseling ("Federated") to Van Kampen Asset Management Inc. ("VKAM"). VKAM began serving as subadviser on May 1, 2002, following a decision by the Board of Trustees to approve a subadvisory agreement with VKAM and to terminate the subadvisory agreement with Federated, each with respect to the Fund. The decision by the Board of Trustees to replace Federated with VKAM, as well as other important information, is described in more detail below.

Currently there are no other subadvisers to the Fund. Currently the Adviser does not directly manage a portion of the Fund, although it may choose to do so in the future.

RECOMMENDATION  TO  REPLACE  SUBADVISER

As part of the Adviser's duties to select and supervise the Fund's subadvisers, the Adviser is responsible for communicating performance expectations and evaluations to the subadvisers and recommending to the Board of Trustees whether new subadvisers should be hired and whether a subadviser's contract with the Trust should be renewed, modified or terminated. The Adviser periodically provides written reports to the Board of Trustees describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, the Adviser determined that the Fund had continued to under-perform its benchmark index, the Russell 1000 Value Index, and its peer group of mutual funds as represented by the Lipper Large Cap Value Index. In addition, the Adviser decided to recommend to the Board of Trustees that the Fund's investment focus be shifted more toward a "value" style of investing from its more narrow focus on stocks paying dividends. This value style of investing focuses on well-established undervalued companies which are believed to possess the potential for capital growth and income. Such potential could be a result of new management, operational enhancements, restructuring or reorganization. It could also come from improvements in industry conditions or regulatory changes.

Therefore, the Adviser conducted a broad search and review of "value" money managers. The Adviser performed extensive research and analysis of many factors, including performance records, quantitative and qualitative measures of performance and investment styles, and strength and depth of management.

Upon completion of its analysis and search, the Adviser decided to recommend that VKAM replace Federated as the Fund's subadviser. The Adviser based its decision to recommend VKAM on a number of factors, including VKAM's experience and past performance in managing value oriented funds and the Adviser's experience with VKAM.

BOARD  OF  TRUSTEES'  CONSIDERATIONS

At a regular meeting of the Board of Trustees on March 14, 2002, the Board of Trustees reviewed the Adviser's recommendation to hire VKAM to replace Federated as the Fund's subadviser. The Board of Trustees reviewed a report that described in detail the basis for such recommendation and also reviewed a proposed subadvisory agreement among the Trust, the Adviser and VKAM. Specifically the Board of Trustees reviewed VKAM's prior performance in the "value" style of managing, its proposed portfolio management team, the performance and history of similar funds currently managed by VKAM, and VKAM's proposed investment philosophy, including its relative value investment discipline.

Having carefully considered the Adviser's recommendation and the reasons for it, the Board of Trustees, including a majority of the Trustees who were not interested persons of the Adviser or VKAM (as that term is defined in the Investment Company Act of 1940, as amended), approved the appointment of VKAM to serve as the new subadviser for the Fund. The appointment of VKAM as the subadviser took effect on May 1, 2002. The Board of Trustees also approved the form of subadvisory agreement among the Adviser, the Trust and VKAM. In doing so, the Board of Trustees found that the compensation payable under the proposed subadvisory agreement with VKAM was fair and reasonable in light of the services to be provided and the expenses to be assumed by VKAM under such agreement with respect to the Fund. Finally, the Board of Trustees approved a related change in the Fund's name from "Federated GVIT Equity Fund" to "Comstock GVIT Value Fund."

SUBADVISORY AGREEMENT

The subadvisory agreement with VKAM effective as of May 1, 2002 (the "New Agreement"), was approved by the Board of Trustees on March 14, 2002. In accordance with the Exemptive Order, the New Agreement will not be submitted to the Fund's shareholders for their approval. The New Agreement is substantially similar to the subadvisory agreement with Federated (the "Former Agreement"), except with respect to the fees payable thereunder by the Adviser and as otherwise described below. The following is a brief comparison of the material terms of the New Agreement and the Former Agreement.

Term. The Former Agreement took effect on October 31, 1997, had an initial two-year term and continued automatically for successive one-year terms thereafter so long as its continuance was approved annually by the Board of Trustees. The Former Agreement was approved by the Fund's initial shareholder on October 30, 1997, and has not been submitted for shareholder approval since then. The New Agreement is the same except that its two-year initial term began on May 1, 2002. Each Agreement can be terminated on 60 days' notice by the Adviser, the Trust on behalf of the Fund, or the applicable subadviser, as the parties to the Agreement, and both terminate automatically if assigned.

Fees. Under the Former Agreement and the New Agreement, the annual fee payable by the Adviser to the applicable subadviser (as a percentage of the Fund's average daily net assets) are as follows:

         Former Agreement                             New Agreement
---------------------------------------  ---------------------------------------
0.40% on assets up to $50 million        0.35% on assets up to $50 million
0.35% on assets of $50 million           0.30% on assets of $50 million
  and more but less than $250 million    and more but less than $250 million
0.20% on assets of $250 million          0.25% on assets of $250 million
  and more, but less than $500 million   and more, but less than $500 million
0.15% on assets of $500 million or more  0.20% on assets of $500 million or more

Duties. The Adviser's responsibilities under the Former Agreement and the New Agreement are substantially the same. Under each Agreement, the Adviser is responsible for assigning a portion of the Fund's assets to the subadviser and for overseeing and reviewing the performance of the subadviser. The duties of VKAM under the New Agreement are the same as the duties required of Federated under the Former Agreement. VKAM is required to manage the portion of the Fund's portfolio allocated to it (which is currently expected to be the entire portfolio) in accordance with the Fund's investment objective and policies, subject to the supervision of the Adviser and the Board of Trustees.

Brokerage. Under the Former Agreement, Federated was authorized to purchase and sell securities on behalf of the Fund through brokers or dealers and to negotiate commissions to be paid on such transactions. In doing so, Federated was required to use reasonable efforts to obtain the most favorable price and execution available but was permitted, subject to certain limitations, to pay brokerage commissions that were higher than what another broker might have charged in return for brokerage and research services. The brokerage provisions of the New Agreement are the same in all material respects.

Indemnification. Under the Former Agreement, Federated and its affiliates and controlling persons could not be held liable to the Adviser, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith or gross negligence on the part of Federated or a reckless disregard of its duties under the Former Agreement. The Former Agreement provided that nothing in such Agreement, however, relieved Federated from any of its obligations under federal and state securities laws and other applicable law. The New Agreement contains provisions that are substantially the same.

Federated was required under the Former Agreement to indemnify the Adviser, the Trust and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Federated's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law. The New Agreement contains provisions that are substantially the same. Each of the Former Agreement and the New Agreement contains provisions pursuant to which the Adviser is required to indemnify the subadviser for any liability and expenses which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Further Information. The foregoing description of the Former Agreement and the New Agreement is only a summary and is qualified in its entirety by reference to the text of the full agreements. Copies of the Former Agreement and the New Agreement are on file with the U.S. Securities and Exchange Commission and are available 1) in person at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC; 2) by mail at the U.S. Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549-6009 or 3) at the U.S. Securities and Exchange Commission's website - http://www.sec.gov.

OTHER INFORMATION ABOUT VKAM

VKAM, located at 1 Parkview Plaza, Oakbrook Terrace, IL 60181-5555, is a wholly owned subsidiary of Van Kampen Investments Inc. ("VKI"), which is also located at 1 Parkview Plaza, Oakbrook Terrace, IL 60181-5555, and is an indirect, wholly owned subsidiary of Morgan, Stanley Dean Witter & Co., a publicly held company. VKAM is a diversified asset management company that administers more than three million retail investor accounts and has extensive capabilities for managing institutional portfolios. As of March 31, 2002, VKI had in excess of $74 billion in assets under management or supervision.

The following table sets forth the name, address and principal occupation of the principal executive officer and each of the Directors of VKAM:

NAME AND ADDRESS                TITLE WITH VKAM              PRINCIPAL OCCUPATION
---------------------------  ---------------------  --------------------------------------
Stephen L. Boyd              Managing Director and  Managing Director and Chief
2800 Post Oak Blvd.          President              Investment Officer of VKI and
45th Floor                                          Managing Director and President of
Houston, TX 77056                                   VKAM and Van Kampen Advisors
                                                    Inc.  Executive Vice President and
                                                    Chief Investment Officer of funds in
                                                    the Van Kampen Fund Complex.  Prior
                                                    to December 2000, Executive Vice
                                                    President and Chief Investment Officer
                                                    of VKI and President and Chief
                                                    Operating Officer of VKAM.  Prior to
                                                    April 2000, Executive Vice President
                                                    and Chief Investment Officer for
                                                    Equity Investments of VKAM.  Prior
                                                    to October 1998, Vice President and
                                                    Senior Portfolio Manager with AIM
                                                    Capital Management Inc.  Prior to
                                                    February 1998, Senior Vice President
                                                    and Portfolio Manager of Van Kampen
                                                    American Capital Asset Management
                                                    Inc., Van Kampen American Capital
                                                    Investment Advisory Corp. and Van
                                                    Kampen American Capital
                                                    Management, Inc.
---------------------------  ---------------------  --------------------------------------


                                      -5-

---------------------------  ---------------------  --------------------------------------
A. Thomas Smith III          Director               Managing Director and Director of
Harborside Financial Center                         VKI, Director of VKAM, Van
Plaza 2 - 7th Floor                                 Kampen Advisors Inc. and certain
Jersey City, NJ 07311                               other subsidiaries of VKI.  Managing
                                                    Director and General Counsel-Mutual
                                                    Funds of Morgan Stanley Investment
                                                    Advisors, Inc.  Vice President or
                                                    Principal Legal Officer and Secretary
                                                    of funds in the Van Kampen Fund
                                                    Complex.  Prior to July 2001,
                                                    Managing Director, General Counsel,
                                                    Secretary and Director of VKI, VKAM
                                                    and certain other subsidiaries of VKI.
                                                    Prior to December 2000, Executive
                                                    Vice President, General Counsel,
                                                    Secretary and Director of VKI,
                                                    VKAM, Van Kampen Advisors Inc.
                                                    and certain other subsidiaries of VKI.
                                                    Prior to January 1999, Vice President
                                                    and Associate General Counsel to New
                                                    York Life Insurance Company.
---------------------------  ---------------------  --------------------------------------
John R. Reynoldson           Executive Director     Executive Director of Van Kampen
1 Parkview Plaza                                    Advisors Inc. Vice President of funds
Oakbrook Terrace, IL 60181                          in the Van Kampen Fund Complex.
                                                    Prior to July 2001, Principal and Co-
                                                    head of the Fixed Income Department
                                                    of VKAM and Van Kampen Advisors
                                                    Inc.  Prior to December 2000, Senior
                                                    Vice President of VKAM and Van
                                                    Kampen Advisors Inc. Prior to May
                                                    2000, he managed the investment
                                                    grade flexible group for VKAM since
                                                    July 1999.  From July 1988 to June
                                                    1999, he managed the government
                                                    securities bond group for Asset
                                                    Management.
---------------------------  ---------------------  --------------------------------------
John L. Sullivan             Executive Director     Executive Director of VKI, VKAM
1 Parkview Plaza                                    and Van Kampen Advisors Inc. Vice
Oakbrook Terrace, IL 60181                          President, Chief Financial Officer and
                                                    Treasurer of funds in the Van Kampen
                                                    Fund Complex.
---------------------------  ---------------------  --------------------------------------

VKAM currently serves as investment adviser to three other investment companies or series of investment companies that have investment objectives similar to those of the Fund. The net assets and investment advisory fees payable to VKAM as of March 31, 2002, for the three other investment companies or series of investment companies are set forth in the following table:


                 Fund                      Net Assets    Advisory Fees*
     ----------------------------------  --------------  --------------
     Van Kampen Comstock Fund            $7,038,018,685        0.50%**
     Van Kampen LIT Comstock Portfolio      279,749,869           0.60%
     USAZ Van Kampen Comstock Portfolio      31,825,226           0.68%

---------------
* Calculated as an annual percentage of the Fund's average daily nets assets. ** VKAM, since December 31, 2001, has agreed to limit voluntarily its advisory fees to 0.48% of such Fund's average daily net assets.

MORE  ABOUT  FEES  AND  EXPENSES

The Fund pays the Adviser an investment advisory fee at the annual rate of 0.80% of the Fund's first $50 million of average net assets, 0.65% of the next $200 million, 0.60% of the next $250 million and 0.55% of the Fund's average daily net assets of more than $500 million. The Adviser had previously agreed to waive all or part of its fees and reimburse Fund expenses in order to limit the Fund's total operating expenses to not more than 0.95% of the Fund's average daily net assets on an annual basis. That waiver was discontinued as of January 14, 2002. During the fiscal year ended December 31, 2001, the Adviser was entitled to receive from the Fund advisory fees in the amount of $434,663, $78,158 of which was reimbursed. During such period, the Adviser paid Federated a total of $212,251. If VKAM had been a subadviser for the Fund for the fiscal year ended December 31, 2001, it would have earned $191,809 in subadvisory fees, or 9.6% lower than the fee paid to Federated for the fiscal year ended December 31, 2001.

ADDITIONAL  INFORMATION

As of May 1, 2002, the Fund had issued and outstanding 5,097,554.083 shares of beneficial interest designated as Class I shares ("shares"). As of that date, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding shares of the
Fund:

                                                  Amount and Nature of
       Name and Address                        Voting and Investment Power
------------------------------------  ---------------------------------------------

Nationwide Variable Account-9 of      Shared voting and investment power over
Nationwide Life Insurance Company     581,613.249 shares of the Fund representing
One Nationwide Plaza                  11.05% of the Fund's outstanding shares.
Columbus, Ohio 43215

Nationwide VLI Seperate Account-4 of  Shared voting and investment power over
Nationwide Life Insurance Company     4,361,585.943 shares of the Fund representing
One Nationwide Plaza                  85.56% of the Fund's outstanding shares.
Columbus, Ohio 43215

As of May 1, 2002, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

Although Contract Owners are not being asked to vote on the replacement of Federated with VKAM, the Trust is required by the rules of the U.S. Securities and Exchange Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts of Nationwide that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to the Fund's shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently Nationwide Securities, Inc., an affiliate of the Adviser ("NSI"), acts as the Trust's principal underwriter and will continue to do so until Gartmore Distribution Services, Inc. ("GDSI"), another affiliate of the Adviser, obtains the approvals necessary to become the Trust's underwriter. It is anticipated that GDSI will become the Trust's principal underwriter after September 1, 2002. Gartmore SA Capital Trust, an affiliate of the Adviser and NSI, serves as the Fund's administrator. The address for the Adviser, GDSI and Gartmore SA Capital Trust is 1200 River Road, Conshohocken, Pennsylvania 19428. The address for NSI is 5475 Rings Road, Atrium III, Dublin, Ohio 43017.

No officer or Trustee of the Trust is an officer, employee, or director of Federated or VKAM, nor do any such officers or Trustees own securities issued by Federated or VKAM or have any other material direct or indirect interest in Federated or VKAM.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING THE ANNUAL REPORT, IF ANY, UPON REQUEST. SUCH REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT THE ADDRESS CONTAINED ON THE FIRST PAGE OF THIS INFORMATION STATEMENT OR BY CALLING TOLL-FREE (800) 848-0920. THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT WILL BE MAILED TO YOU BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.


                                        By Order of the Board of Trustees,


                                        Kevin S. Crossett, Secretary


July  __,  2002